UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

                                                                                PSB HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

                                                                                   NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Date Filed:

Notice of Annual Meeting of Shareholders

of

PSB Holdings, Inc.

____________________

The annual meeting of shareholders of PSB Holdings, Inc. will be held at 2:00 p.m., Tuesday, April 21, 2009, at Peoples State Bank, 1905 W. Stewart Avenue, Wausau, Wisconsin for the following purposes:

1.

To elect eleven directors; and

2.

To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 2, 2009, are entitled to notice of, and to vote at, the annual meeting of shareholders and any adjournment thereof.

Peter W. Knitt

President

March 16, 2009

Shareholders are requested to promptly date, sign, and return the accompanying proxy in the enclosed envelope whether or not they expect to attend the annual meeting.

Proxy Statement

for

Annual Meeting of Shareholders

to be held April 21, 2009

Table of Contents

Page

Solicitation of Proxies

1

Proxies and Voting Procedures

1

Your Vote

1

Shareholders Entitled to Vote

1

Quorum, Required Vote, and Related Matters

1

Costs of Solicitation

2

Proxy Statement and Other Shareholder Proposals

2

Corporate Governance

2

The Board

2

Committees and Meetings

3

Election of Directors

4

Nominations

4

Election of Directors

5

Director Compensation for 2008

6

Beneficial Ownership of Common Stock

7

Section 16(a) Beneficial Ownership Reporting Compliance

8

Audit Committee Report and Related Matters

8

Audit Committee Report

8

Audit Committee Pre-Approval Policies

9

Independent Auditor and Fees

9

Executive Officer Compensation

10

Summary Compensation Table for 2008

10

Incentive Compensation, Deferred Compensation, and Other Compensation Arrangements

11

Outstanding Equity Awards at Fiscal Year-End 2008

12

Termination and Change in Control Arrangements

13

i

PSB Holdings, Inc.

March 16, 2009

1905 W. Stewart Avenue

Wausau, Wisconsin  54401

Proxy Statement for

Annual Meeting of Shareholders

to be held April 21, 2009

Solicitation of Proxies

We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of PSB Holdings, Inc., for use at the 2009 annual meeting of shareholders, including any adjournment thereof.  The annual meeting will be held at 2:00 p.m., April 21, 2009, at Peoples State Bank, 1905 W. Stewart Avenue, Wausau, Wisconsin.

Proxies and Voting Procedures

Your Vote

Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares are voted.  You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Wausau, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice at the annual meeting.

All shares represented by your properly completed proxy will be voted in accordance with your instructions if the proxy has been submitted to us prior to the meeting and has not been revoked.  If you do not indicate how your shares should be voted on a proposal, the shares represented by your properly completed proxy will be voted as the Board recommends.

If any matters not specified in the accompanying notice of annual meeting are properly presented to shareholders for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the proxy form furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote.

Shareholders Entitled to Vote

Shareholders at the close of business on the record date, March 2, 2009, are entitled to notice of, and to vote at, the annual meeting.  Each share is entitled to one vote on each proposal properly brought before the annual meeting.  Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board.  On the record date, there were 1,559,314 shares of common stock outstanding.

Quorum, Required Vote, and Related Matters

Quorum.  A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy.  For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum.  Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

“Street Name” Accounts.  If you hold shares in “street name” with a broker, bank, or other custodian, you will receive voting instructions from the holder of record of your shares.  In some cases (such as the election of directors), a broker may be able to vote your shares even if you provide no instructions, but on other matters your broker may vote the shares held for you only if you provide voting instructions.  Shares for which a broker does not have the authority to vote are recorded as a “broker non-vote” and are not counted in the vote by shareholders.

Election of Directors.  Directors are elected by a plurality of the votes cast by the shares entitled to vote.  For this purpose, a “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of eleven directors to be chosen at the annual meeting.  You may vote in favor of the nominees specified on the accompanying form of proxy, or you may withhold your vote as to one or more of such nominees.  Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

All Other Proposals.  As of the date of this proxy statement, we do not know of any other proposals to be brought before the annual meeting.  Generally, a proposal other than the election of directors that is brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal.

Costs of Solicitation

In addition to solicitation by mail, our officers, directors, and regular employees may solicit proxies in person or by telephone, facsimile, electronic mail, or other forms of communication.  Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries, and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by us.

Proxy Statement and Other Shareholder Proposals

Any shareholder who intends to present a proposal at the annual meeting to be held in 2010 must deliver the written proposal to the Secretary of the Company at our office in Wausau, Wisconsin:

•

not later than November 16, 2009, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

•

on or after January 21, 2010, but not later than February 20, 2010, if the proposal is submitted pursuant to our bylaws, in which case we are not required to include the proposal in our proxy materials.

Shareholders may present a proposal at the 2010 annual meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements.  Nominations for director made from the floor at the annual meeting of shareholders to be held in 2009 require advance notice in accordance with the bylaws.

Corporate Governance

The Board

Number of Directors.  Our restated articles of incorporation provide that the number of directors shall be determined by resolution of the Board, but that there shall be not less than five nor more than seventeen directors.  Our directors also serve as members of the board of directors of our subsidiary, Peoples State Bank (the “Bank”).  The Board has set the number of directors at eleven as of the date of our annual meeting of shareholders.

Attendance at Board Meetings.  During 2008, the Board met 27 times and the Bank’s Board met 13 times.  All directors attended at least 75% of the aggregate number of meetings of the boards and meetings of the committees of the boards on which they served.

Communicating with the Board.  Shareholders and others may communicate with the Board by writing to the Chairman at our corporate office, P.O. Box 1686, Wausau, Wisconsin 54402-1686.  Individual directors may also be contacted in writing at the same address.  Mail which prominently contains the words “Shareholder Communication” on the envelope will be forwarded unopened to the director to whom it is addressed.  Mail which is not so marked may be opened for sorting before it is forwarded to the director to whom it is addressed.  If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence may be addressed to, and will be forwarded to the Chairman of the Audit Committee.  Our website also describes the Audit Committee’s concern or complaint procedures.

Attendance at Annual Meetings.  The Board has an informal policy under which all directors are expected to attend the annual meeting of shareholders unless other business matters require immediate attention.  All directors other than Messrs. Sonnentag and Ghidorzi attended the annual meeting held in 2008.

Certain Relationships and Related Transactions.  The Company has not adopted any formal policies or procedures for the review, approval, or ratification of transactions that may be required to be reported under the Securities and Exchange Commission (“SEC”) disclosure rules.  Such transactions, if and when they are proposed or have occurred, have been or will in the future be reviewed by the entire Board (other than the director involved) on a case-by-case basis.  The Board’s review considers the importance of the transaction to the Company, the availability of alternative sources or service providers to meet the Company’s requirements, the amount involved in the proposed transaction, the specific interest of the director or executive officer (or immediate family member) in the transaction, whether information concerning the fees, costs, or other terms of substantially similar arms-length transactions between unrelated parties is available, whether the terms of the proposed transaction present any unusual or unfavorable features to the Company, and such other factors as the Board may consider important and appropriate to its determination.

There was no transaction with related parties in 2008 that is required to be disclosed under the rules of the SEC because it exceeded the lesser of (1) $120,000 or (2) 1% of the Company’s total assets, and none of our directors or executive officers (or their affiliates or members of their immediate family) had a direct or indirect material interest in such a transaction.  During the year, in the ordinary course of business, our directors and officers and the directors and officers of the Bank, and many of their associates and the firms for which they serve as directors and officers, conducted banking transactions with the Bank or provided certain services to the Company.  All loans to directors and officers and to persons or firms affiliated with directors and officers were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than normal risk of collectibility or present other unfavorable features.  In our opinion, all banking and other transactions were made on terms at least as favorable as those which are available to unaffiliated parties.

Director Independence.  With the exception of Mr. Knitt and Mr. Kopperud, each of our directors satisfies the criteria for director independence under the listing standards applicable to companies listed on The Nasdaq National Market.  The Nasdaq criteria for independence are used because the Company is not listed on any exchange.  In reaching its determination of independence, the Board considered that Mr. Gullickson receives a perquisite in the form of club memberships, but no consulting, advisory, or other compensatory fee; and that the firm in which Mr. Crooks is a shareholder receives certain legal fees from the Company.

Committees and Meetings

The Board appoints an Audit Committee and the board of directors of the Bank appoints a Compensation Committee which serves in lieu of a compensation committee of our Board.  The functions of a nominating committee are performed by the Board’s Nominating Committee (see “Election of Directors – Nominations”).

Audit Committee.  The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and held 4 meetings in 2008.  The Audit Committee operates under a charter adopted by the Board and assists the Board in monitoring (1) the integrity of our financial statements, (2) the independent auditor’s qualifications and independence, (3) the performance of our internal audit function and independent auditors, and

(4) our compliance with legal and regulatory requirements.  A copy of the Audit Committee’s charter is available on the Company’s website at www.psbholdingsinc.com.  Mr. Polzer (Chairman), Mr. Crooks, Mr. Fish, and Mr. Gullickson serve as members of the Audit Committee.  A majority of the Committee members (Mr. Polzer, Mr. Fish, and Mr. Gullickson) satisfy the additional Nasdaq and SEC criteria for audit committee member independence.  See “Audit Committee Report and Related Matters – Audit Committee Report.”

Compensation Committee.  We pay no compensation to our officers.  All officers are full-time employees of the Bank.  Mr. Ghidorzi (Chairman), Mr. Fish, Mr. Polzer, and Mr. Crooks serve as members of the Bank’s Compensation Committee.  The committee met 3 times during 2008.  See “Executive Officer Compensation.”

Election of Directors

Nominations

Nominating Committee and Identifications of Candidates.  The Board has appointed a Nominating Committee made up of Messrs. Riiser (who serves as Chairman of the Committee) Ghidorzi, Fish, and Crooks, each of whom is an independent director as determined in accordance with the listing standards applicable to companies listed on The Nasdaq National Market.  Nominations for directors are recommended to the Board by the Nominating Committee.  In making recommendations to the Board regarding nominees for director, the Nominating Committee considers the following factors, among other things, important:

•

the Company is engaged almost exclusively in community-based commercial and retail banking within a three-county market area; consequently, there is a need to identify Board members who understand and are involved as users of banking services in the Company’s market area rather than candidates who have national or regional banking experience; and

•

the nature of community-based banking requires directors who can be strong supporters of the Company’s business in its market area.

The Nominating Committee will consider candidates for election from a wide variety of potential sources and may, from time to time, recommend adjustments to the size of the Board to reflect the number of qualified Board candidates.  Persons considered for nomination by the Board and inclusion in the Board’s proxy statement may include incumbents whose term will expire at the next annual meeting or persons identified by members of the Nominating Committee or Board, executive officers, and shareholders.

Shareholder Recommendations.  To recommend an individual for consideration, a shareholder should mail or otherwise deliver a written recommendation to the Board not later than the December 1 immediately preceding the annual meeting for which the individual is to be considered for inclusion as a nominee of the Board.  At a minimum, a shareholder recommendation should include the individual’s current and past business or professional affiliations and experience, age, stock ownership, particular banking, or business qualifications, if any, and such other information as the shareholder deems relevant to assist the Board in considering the individual’s potential service as a director.

Qualifications.  In reviewing potential nominees, the Nominating Committee considers the qualifications of the nominee and the mix of age, skills, and experience of current Board members.  All potential nominees submitted to, or identified by, the Nominating Committee are evaluated on a similar basis for their level of qualifications and experience.  While the Nominating Committee has not adopted specific minimum qualification requirements, the Nominating Committee believes that persons nominated for director should possess a combination of age, experience, and skills and, to as great an extent as possible, the following attributes:

•

a reputation for personal and professional integrity and high regard in the community;

•

comprehensive knowledge of our banking market area and customer base;

•

a successful business career and an ability to enhance our banking business;

•

proven sound business judgment and skills;

•

the ability to understand the economic, financial, operational, and regulatory issues affecting our banking business; and

•

a motivation to benefit the organization, rather than obtaining personal gain or prestige.

The Nominating Committee will also evaluate candidates in light of its objective to attain greater gender diversity among its members.

Members of the Nominating Committee do not take part in the consideration of their own candidacy as directors.  Incumbent Board members are considered by the Nominating Committee on the basis of the qualities outlined above, as well as on the basis of their service during their term in office.

Directors are required to own a minimum of 500 shares of our stock by the first anniversary of their election to the Board.  The mandatory retirement age for directors first elected to our Board prior to August 2002, other than Mr. Gullickson, is age 77, and the mandatory retirement age is 72 for all directors first elected after July 2002.

Election of Directors

At the annual meeting, shareholders will be asked to elect each of the following nominees to terms of office that will expire at the annual meeting of shareholders to be held in 2010.  Each of the nominees has consented to serve if elected, but in case one or more of the nominees is not a candidate at the annual meeting, it is the intention of the persons designated as proxies on the accompanying proxy form to vote for such substitute or substitutes as may be designated by the Board.

The name, age, principal occupation or employment, and other affiliations of each nominee are set forth in the following table.  Unless otherwise specified, each current position has been held for a minimum of five years.

The Board recommends a vote FOR the election of each of the following nominees.

		Year Became
		Director
Name and Age	Principal Occupation	of the Company

Gordon P. Connor, 71	Investor; President of Connor Management Corporation	1995
Patrick L. Crooks, 74	Chairman of the Board of the Bank; Attorney and
	President, Crooks, Low & Connell, S.C.	1995
William J. Fish, 58	President of BILCO, Inc. (McDonald’s franchisee)	1995
Charles A. Ghidorzi, 64	President of C.A. Ghidorzi, Inc. and Structural Systems, Inc.	1997
Gordon P. Gullickson, 80	Chairman of the Board of the Company; retired, former
	President of the Company (1995-1999) and the Bank (1986-1999)	1995
Peter W. Knitt, 50	President and CEO of the Company and the Bank (since 2006);
	formerly Senior Vice President of the Bank (2003-2006)	2006
David K. Kopperud, 63	Former President of the Company and the Bank (1999-2006)	1999
Thomas R. Polzer, 66	President, Polzer of Wausau, LLC and M & J Sports, Inc.	1995
William M. Reif, 66	President and CEO of Wausau Coated Products, Inc.	1997
Thomas A. Riiser, 73	Retired; former President of Riiser Oil Company, Inc.	1995
John H. Sonnentag, 66	Chairman of the Board, County Materials Corporation	2002

Director Compensation for 2008

The following table presents the compensation of our directors for 2008.  A description of our director compensation policy and plans follows the table.

			Nonqualified
	Fees Earned	Non-Equity	Deferred
	or Paid in	Incentive Plan	Compensation	All Other
Name(1)	Cash	Compensation	Earnings	Compensation	Total
	($)	($)(2)	($)	($)	($)

Gordon P. Connor	$24,100	$500	$1,115	$ 0	$25,715
Patrick L. Crooks	$34,225	$500	$2,815	$ 0	$37,540
William J. Fish	$31,900	$500	$3,855	$ 0	$36,255
Charles A. Ghidorzi	$22,600	$500	$ 0	$ 0	$23,100
Gordon P. Gullickson	$28,700	$500	$ 0	$ 0	$29,200
David K. Kopperud	$26,250	$500	$ 238	$ 0	$26,988
Thomas R. Polzer	$31,300	$500	$ 0	$ 0	$31,800
William M. Reif	$19,900	$500	$ 0	$ 0	$20,400
Thomas A. Riiser	$28,675	$500	$4,758	$ 0	$33,933
John H. Sonnentag	$22,300	$500	$3,085	$ 0	$25,885

(1)  Mr. Knitt receives no director fees.

(2)  Amounts paid for achievement of targeted asset growth pursuant to director compensation policy for performance during 2008.

Annual Retainer, Meeting, and Other Fees.

	Company	Bank
Board Retainer
Chairman	–	$12,000(1)
Other directors	–	$10,000(1)

Meeting Fees
Board	–(2)	$ 500(3)
Loan Committee	N/A	$ 225
Other Committee	$300	$ 300
Chairman’s fee	$ 50	$ 50

Incentive Fees
Achievement of Targeted Return on Equity	–	$ 500
Achievement of Targeted Average Asset Growth	–	$ 500

(1) Reduced on a pro rata basis if director fails to attend at least seven meetings of the Board during fiscal year.

(2) Board meeting fee of $500 paid for Company special meetings held separately from a normally scheduled Bank Board meeting.

(3) Payment will be made for one excused absence.

Deferred Compensation Plan.  The Directors Deferred Compensation Plan provides that directors may elect each year to defer some or all of the fees otherwise payable by the Company and the Bank during the year.  Amounts deferred become payable in cash in a lump sum or in 60 or 120 monthly installments after a director’s termination of service.  In the event a director’s service terminates because of a change of control of the Company, as defined in the plan, payment of all deferred amounts will be made in a lump sum.  In the event a director leaves the Board before reaching mandatory retirement age, the director may elect to defer receipt of payment of his deferred account until his attainment of such age.  Otherwise, payments begin following termination of service as a director.  For the 2008 fiscal year, interest was credited on deferred fees at a rate equal to 100% of our return on equity as defined in the plan.  During the period following a director’s termination of service, the unpaid balance in a director’s deferral account will be credited with interest at a rate of 8% per annum.

Beneficial Ownership of Common Stock

The following table sets forth, based on statements filed with the SEC or information otherwise known to us, in each case, as of the record date, the name of each person believed by us to own more than 5% of our common stock and the number of shares of common stock held by each person.

	Shares of Bank Stock	Percent of
Name and Address	Beneficially Owned	Class

The Banc Fund Company, LLC/	127,634	8.2%
Charles J. Moore(1)
208 S. LaSalle Street
Chicago, IL 60604

Lawrence Hanz, Jr.	93,483	6.0%
2102 Clarberth
Schofield, WI 54476

(1)  Shares held in various funds controlled by The Banc Fund Company, LLC, over which Mr. Moore exercises sole voting and dispositive power.

The following table sets forth, based on statements filed with the SEC, the amount of common stock which is deemed beneficially owned on the record date by each of our directors, each of the current executive officers named in the Summary Compensation Table, and our directors and executive officers as a group.  The amounts indicated include shares held by spouses and minor children, shares held indirectly in trust for the benefit of the directors and/or their spouses, children, or parents, shares held by businesses or trusts over which directors exercise voting control, and shares subject to exercisable options.

	Shares of Stock	Percent of
Name	Beneficially Owned	Class

Gordon P. Connor	20,596(1)	1.3%
Patrick L. Crooks	17,288	1.1%
William J. Fish	19,265	1.2%
Charles A. Ghidorzi	613	*
Gordon P. Gullickson	5,044	*
Peter W. Knitt	6,319(2)	*
David K. Kopperud	21,889	1.4%
Thomas R. Polzer	20,012	1.3%
William M. Reif	4,392	*
Thomas A. Riiser	17,556	1.1%
John H. Sonnentag	6,102	*
Scott M. Cattanach	3,476(3)	*
All directors and officers as a group (12 persons)	142,552(2)(3)	9.1%

 *  Less than 1%.

(1)  Includes 4,967 shares held by two trusts for which beneficial ownership is disclaimed.

(2)  Includes 2,519 shares of unvested restricted stock granted to Mr. Knitt on which he holds voting rights.

(3)  Includes 560 shares that may be acquired by Mr. Cattanach through the exercise of options on or before 60 days from the record date (March 2, 2009) and 2,194 shares of unvested restricted stock granted to Mr. Cattanach on which he holds voting rights.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock (“reporting persons”) to file reports of ownership and changes in ownership with the SEC.  Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC.  Based solely on our review of the copies of the Section 16(a) forms received by us and/or upon written representations from these reporting persons as to compliance with the Section 16(a) regulations, we are of the opinion that during the 2008 fiscal year, all reports required by Section 16(a) were filed on a timely basis.

Audit Committee Report and Related Matters

Audit Committee Report

During the 2008 fiscal year, the Audit Committee met at various times with management, senior members of the Company’s financial management personnel, and the Company’s independent auditor to review and discuss, prior to their issuance, the Company’s financial statements, the Company’s reports to the SEC, and the Company’s system of internal controls.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles.  The Committee’s review of the financial statements included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee received from the Company’s independent auditor the written disclosure and the letter relating to the independence of the firm under the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.  The Committee also discussed with the Company’s independent auditor the independence of the firm for the purposes of expressing an opinion on the Company’s financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm.

Management has primary responsibility for the Company’s financial statements and the filing of financial reports with the SEC.  It is not the duty of the Audit Committee to conduct auditing or accounting reviews or procedures.  The Committee acts only in an oversight capacity and it necessarily relies on the work and assurances provided by management and the independent auditor and it therefore does not have an independent basis to determine whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures.  Accordingly, the Committee’s reviews of the Company’s financial statements and its discussions with the Company’s financial management personnel and the independent auditor do not guarantee that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States).

On the basis of its reviews and discussions concerning the financial statements and the independence of the auditor described above, the Audit Committee recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the SEC.

Audit Committee

Thomas R. Polzer, Chairman

Patrick L. Crooks

William J. Fish

Gordon P. Gullickson

Audit Committee Pre-Approval Policies

The Audit Committee is required to pre-approve audit and non-audit services performed by the Company’s independent auditor.  The Committee has adopted a pre-approval policy under which certain specific services and related fees listed on a schedule of audit, audit-related, and tax services received pre-approval in 2008.  In connection with the pre-approval, the Committee reviewed appropriate detailed back-up documentation and received confirmation from management and the independent auditor that each non-audit service included in the schedule may be performed by the independent auditor under applicable SEC and professional standards.  Before any services are performed by the independent auditor, they are reviewed by the Company’s Chief Financial Officer to determine whether they have been included on the schedule of pre-approved services or require specific Committee action.  Under the Committee’s policy, the Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve specific services, other than internal control services, provided that any such pre-approvals must be presented to the full Committee at its next meeting.

In granting approval for a service, the Audit Committee (or the appropriate designated Committee member) considers the type and scope of service, the fees, whether the service is permitted to be performed by an independent auditor, and whether such service is compatible with maintaining the auditor’s independence.

Independent Auditor and Fees

The Audit Committee appointed Wipfli LLP (“Wipfli”) as independent auditor to audit the financial statements of the Company for the fiscal year ended December 31, 2008.  Representatives of Wipfli will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

The following table presents aggregate professional fees paid or accrued during the 2008 and 2007 fiscal years in the categories specified.  All services performed received pre-approval by the Audit Committee.

	2008	2007

Audit Fees(1)	$ 73,242	$61,850
Audit-Related Fees(2)	22,065	21,315
Tax Fees(3)	7,025	7,150
All Other Fees(4)	4,800	4,500
	$107,132	$94,815

(1)  Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and review of SEC filings.

(2)  Audit-related fees consisted principally of services relating to audit of an employee benefit plan, Federal Home Loan Bank collateral exam and attestation, and accounting and internal control consultation.

(3)  Tax fees represent professional services related to tax compliance and consultation.

(4)  Annual software licensing fee.

Executive Officer Compensation

Summary Compensation Table for 2008

The following table sets forth the compensation awarded to, earned by, or paid by us and our subsidiaries during the year ended December 31, 2008, to our principal executive officer and each other executive officer as of December 31, 2008, whose total compensation exceeded $100,000:

					Nonqualified
				Non-Equity	Deferred
				Incentive Plan	Compensation	All Other
Name and	Year	Salary	Bonus	Compensation	Earnings	Compensation	Total
Principal Position		($)(1)	($)(1)(2)	($)(1)(3)	($)	($)	($)

Peter W. Knitt	2008	$218,400	$ 0	$ 5,242	$13,471	$18,880(4)	$255,993
President, CEO, and a	2007	$210,000	$ 0	$22,313	$ 0	$19,158	$251,471
director of the Company	2006	$164,000	$14,759	$ 0	$ 4,222	$14,842	$197,823
and the Bank

Scott M. Cattanach	2008	$141,000	$ 0	$ 3,384	$ 942	$12,395(5)	$157,721
Secretary and Treasurer	2007	$135,000	$ 0	$14,977	$ 0	$10,942	$160,919
of the Company and	2006	$110,600	$ 2,500	$ 7,964	$ 0	$ 8,215	$129,279
Chief Financial Officer
of the Bank

(1)  Includes compensation deferred by officers under 401(k) plan and other deferred compensation plans.

(2)  Discretionary bonus awarded by the Board to Mr. Knitt based on individual job performance, and to Mr. Cattanach by CEO.

(3)  Cash incentive compensation awards were made under the Focus Rewards Plan based on achievement of net income and other Bank-wide financial and non-financial goals.

(4)  Represents Company 401(k) contribution of $11,803, Company matching contribution of $6,552 under the Executive Deferred Compensation Plan, and $525 of dividends paid on unvested restricted stock.

(5)  Represents Company 401(k) contribution of $10,541, Company matching contribution of $1,408 under the Executive Deferred Compensation Plan, and $446 of dividends paid on unvested restricted stock.

Incentive Compensation, Deferred Compensation, and Other Compensation Arrangements

Focus Rewards Plan.  The Bank’s Focus Rewards Plan provides an annual cash incentive opportunity for executive officers of the Company in their capacities as Bank officers.  Incentive compensation is determined under a formula that derives 80% of the incentive compensation amount from the achievement of the Bank’s net income target and 20% from the achievement of specific Bank-wide financial and non-financial goals.  The following table illustrates the potential incentive compensation at various levels of net income and selected levels of achievement of department goals.  Incentive compensation is paid in cash following the determination of results under the plan for the preceding fiscal year.

% of Targeted Net Income	% of Specific Bank-Wide Goals Achieved
Before Bank-Wide Year-End Incentive Expense	25%	50%	75%	100%
	Incentive Compensation as a Percentage of Base Salary

Less than 95%	0.5%	1.0%	1.5%	2.0%
95%	2.1%	2.6%	3.1%	3.6%
97%	3.7%	4.2%	4.7%	5.2%
98%	5.3%	5.8%	6.3%	6.8%
99%	6.9%	7.4%	7.9%	8.4%
100%	8.5%	9.0%	9.5%	10.0%
102%	10.6%	11.3%	11.9%	12.5%
104%	13.6%	14.4%	15.2%	16.0%
106%	17.0%	18.0%	19.0%	20.0%
108%	21.3%	22.5%	23.8%	25.0%
110%	25.5%	27.0%	28.5%	30.0%

Peter W. Knitt Executive Deferred Compensation Agreement.  Mr. Knitt participates in the Bank’s Executive Deferred Compensation Plan (the “Plan”).  The Plan terms in effect for Mr. Knitt permit him to elect to defer up to 80% of his base salary (up to 20% of base salary beginning in 2009) and up to 70% of his bonus incentive compensation.  The Plan provides a matching grant contribution equal to 20% of the amount deferred up to a maximum annual matching contribution of 3% of Mr. Knitt’s base pay.  Deferrals made by Mr. Knitt and the Plan’s matching contribution, if any, are credited to Mr. Knitt’s unfunded account.  Plan interest is credited on the accumulated account balance at a rate equal to 100% of the Bank’s return on equity for the year subject to a maximum rate of 15% and a minimum rate of 5% while Mr. Knitt is employed and at a rate equal to 7% per year after his termination while the accumulated account balance is paid to Mr. Knitt.  The accumulated balance in Mr. Knitt’s account will be paid in 130 biweekly installments as elected by Mr. Knitt upon termination of his employment for any reason.  Mr. Knitt is fully vested in the accumulated account balance as well as any future matching grants or interest credited under the Plan.  However, no Plan matching contribution or any interest credited would be paid if Mr. Knitt’s employment is terminated for cause as defined by the Plan.  The Bank may, in its sole discretion and prior to commencement of benefits following Mr. Knitt’s termination, suspend the Plan.  Upon suspension of the Plan, Mr. Knitt would not be permitted to make any further voluntary deferrals of base pay or incentive into the Plan and would receive no other credit to the Plan account except the annual interest credit on the accumulated balance.

Scott M. Cattanach Executive Deferred Compensation Agreement.  Mr. Cattanach also participates in the Bank’s Executive Deferred Compensation Plan.  The Plan terms in effect for Mr. Cattanach permit him to elect to defer up to 20% of his base salary and up to 70% of his bonus incentive compensation.  The Plan provides a matching grant contribution equal to 20% of the amount deferred up to a maximum annual matching contribution of 3% of Mr. Cattanach’s base pay.  Deferrals made by Mr. Cattanach and the Plan’s matching contribution, if any, are credited to Mr. Cattanach’s unfunded account.  Plan interest while Mr. Cattanach is employed is credited on the accumulated account balance at a rate equal to 100% of the Bank’s return on equity for the year, subject to a maximum rate of 15% and a minimum rate of 5%.  Following termination of employment after reaching normal retirement age, the Plan will provide an annual interest credit of 7% while benefits are paid over 130 biweekly installments.  The Plan accumulated balance would be paid to Mr. Cattanach in a lump sum in the event of termination of employment from death, disability, or following a change in control.  The Plan provides for participant vesting in Plan matching and interest contributions equal to 20% per year of participation and Mr. Cattanach will be fully vested in the Plan balance at December 31, 2011.  However, no Plan matching contribution or any interest credited would be paid if Mr. Cattanach’s employment is terminated for cause as defined by the Plan.  The Bank may, in its sole discretion and prior to commencement of benefits, suspend the Plan.  Upon suspension of the Plan, Mr. Cattanach would not be permitted to make any further voluntary deferrals of base pay or incentive into the Plan and would receive no other credit to the Plan account except the annual interest credit on the accumulated balance.

Outstanding Equity Awards at Fiscal Year-End 2008

Stock options held by our named executive officers at December 31, 2008, are indicated in the following table.

Option Awards
Number of Securities Underlying
Name	Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date
	(#)	($)

Mr. Knitt	–	–	–
Mr. Cattanach	560	$16.81	4/16/12

On January 2, 2008, restricted stock grants totaling 783 and 666 shares were granted to Mr. Knitt and Mr. Cattanach respectively.  The shares were granted at fair market value of $25.53 per share on the grant date.  The shares become vested to the recipient on the following schedule:

	Vested	Cumulative Vested Share Number
Date	Share Percent	Mr. Knitt	Mr. Cattanach

January 1, 2009	0%	0	0
January 1, 2010	20%	157	132
January 1, 2011	40%	313	266
January 1, 2012	60%	470	399
January 1, 2013	80%	626	533
January 1, 2014	100%	783	666

While the shares are unvested, the grantee maintains voting rights on the shares and receives dividends on the shares at the same amount and timing as all other common stock shares.  All unvested restricted stock will immediately vest upon a change in control as defined in the agreement.  All unvested shares are forfeited if the grantee’s employment with the bank is terminated for any reason.

Termination and Change in Control Arrangements

In order to promote stability and continuity of senior management, the Company has entered into employment and change of control agreements with Mr. Knitt and Mr. Cattanach.

Employment Terms and Severance Benefits.  The agreements of Mr. Knitt and Mr. Cattanach are substantially similar in operation, but differ with respect to the amounts of salary and benefits.  The agreements provide for an initial term of employment lasting through June 30, 2009, with automatic extensions thereafter on a year-to-year basis unless either party notifies the other that the contract will no longer be extended or the executive reaches a certain age (64 for Mr. Knitt and 66 for Mr. Cattanach).  The agreements provide for the provision of base salaries and participation by the executives in the various plans offered to other employees.  Mr. Knitt is also entitled to the use of a Bank-provided automobile, a social membership at a country club, and the continuation of his deferred compensation arrangement until at least December 31, 2008.

In the event of his termination without cause, Mr. Knitt is entitled to receive an amount equal to 110% of the amount he would have been paid as salary under the agreement which would be paid monthly for a term of 12 months following termination.  In the event of his termination without cause, Mr. Cattanach is entitled to receive the amount he would have been entitled to receive as salary under his agreement, but in no event for a period of less than twelve months.  Each officer is also entitled to coverage under the Bank’s health insurance plan for the period of the severance benefit or until the executive becomes eligible for coverage under the plan of another employer.  In the event of termination for cause, the executive is entitled to no further benefits under the agreement.  “Cause” is defined under the agreements as (1) acts which result in the payment of a claim under a blanket banker fidelity bond policy; (2) the willful and continuing failure to perform the executive’s duties; (3) the commission of certain crimes, including theft, embezzlement, misapplication of funds, unauthorized issuance of obligations, and false entries; (4) acts or omissions to act which result in the material violation by the executive of any policy established by the Bank which is designed to insure compliance with applicable banking, securities, employment discrimination, or other laws or which cause or result in the Bank’s violation of such laws; or (5) the executive’s physical or mental disability.  The agreements provide that the executive will not work in competition with the Bank for a period of one year following termination and must observe a two-year period on the confidentiality of Bank information.

Termination After Change in Control.  The agreements also guarantee the executives certain compensation and benefits in the event of their termination following a change in control of the Company.  Upon a change in control, the term of employment is reset to two years starting on the date of the change in control.  For each year the contract remains in effect following a change in control, the executive will be entitled to annual incentive compensation equal to the average incentive compensation earned in the three years immediately preceding the change in control.  In the event Mr. Knitt voluntarily terminates employment as a result of a significant change in his job duties or responsibilities, a relocation of his office of more than 25 miles from the then current location of his principal office, or other “good reason,” as defined in the agreements, or he is involuntarily terminated other than for cause he would be entitled to (1) the base salary accrued through termination plus a pro rata portion of incentive compensation earned for the year of termination (based on amounts earned in the previous fiscal year), (2) a lump sum payment equal to three times the sum of his current base salary plus the average incentive compensation earned for the three most recently completed years, and (3) coverage under the Bank’s health insurance plan until he becomes eligible for coverage under the health insurance plan of another employer up to a maximum period of 36 months following termination.  The benefit payable to Mr. Knitt may be greater than the amount considered to be an “excess parachute payment” under Section 280G of the Internal Revenue Code to the extent that prior year elective salary deferrals into the Executive Deferred Compensation Plan lower the amount of the taxable compensation used to determine the excess parachute payment compensation limit specific to Mr. Knitt.

In the event Mr. Cattanach terminates his employment for good reason or is otherwise involuntarily terminated other than for cause, he would be entitled to (1) the base salary accrued through termination plus a pro rata portion of incentive compensation earned for the year of termination (based on amounts earned in the previous fiscal year), (2) a lump sum payment equal to three times his current annual base salary, and (3) coverage under the Bank’s health insurance plan until he becomes eligible for coverage under the health insurance plan of another employer up to a maximum period of 36 months following termination.  The benefits payable to Mr. Cattanach cannot, however, be greater than the amount which would cause them to be an “excess parachute payment” under Section 280G of the Internal Revenue Code.

For purposes of these agreements, a “change in control” of the Company means:

•

the acquisition of 30% or more of the Company’s common stock by a person or group (excluding stock acquired by an employee benefit plan sponsored by the Company);

•

a change in the composition of the Board during any 24 consecutive months so that the incumbent directors (or directors approved by the incumbent directors) no longer constitute a majority of the directors;

•

a transaction which requires shareholder approval in which the Company’s shareholders will beneficially own less than 60% of the voting shares of the new combined entity; and

•

the liquidation or dissolution of the Company.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on April 21, 2009

This proxy statement and the 2008 Annual Report to Shareholders are available for viewing, printing, and downloading at www.psbholdingsinc.com.

We will furnish to any shareholder (without charge) a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission, except for exhibits, upon written or oral request to the Secretary, PSB Holdings, Inc., 1905 W. Stewart Avenue, Wausau, Wisconsin 54401.

PSB HOLDINGS, INC.

PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING

April 21, 2009

The undersigned hereby appoint(s) Peter W. Knitt and Scott M. Cattanach, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of PSB Holdings, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 21, 2009, and at any adjournment thereof (the “Annual Meeting”).  The proxies have the authority to vote such stock as directed on the face hereof with respect to the proposals set forth in the proxy statement dated March 16, 2009, with the same effect as though the undersigned were present in person and voting such shares.  The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting and any adjournment thereof.

The directors recommend a vote FOR the election of each nominee.

1.

Election of Directors:

Gordon P. Connor	Gordon P. Gullickson	William M. Reif
Patrick L. Crooks	Peter W. Knitt	Thomas A. Riiser
William J. Fish	David K. Kopperud	John H. Sonnentag
Charles A. Ghidorzi	Thomas R. Polzer

FOR	each nominee listed above	WITHHOLD AUTHORITY
	(except as marked to	to vote for all nominees listed
	the contrary below)	above

Instruction:  To withhold authority to vote for any individual nominee(s), print the name of the nominee on the space provided:

__________________________________________________________________

2.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Unless otherwise specified in the squares provided, the proxies shall vote for the election of the nominees listed above.

Please print name of shareholder below:  Dated  _________________, 2009

Name:  _________________________________

_______________________________________

(Please Print)

Signature

Name:  _________________________________

_______________________________________

(Please Print)

Signature if held jointly

When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee, or guardian, please give full title.  If a corporation, partnership, LLC, or other entity, please sign in full name of entity by authorized individual and give title.

Please mark, sign, date, and return this proxy promptly using the enclosed envelope.